EXHIBIT 3.1

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KEMPER CORPORATION

AMENDED AND RESTATED BYLAWS

Effective November 30, 2022

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KEMPER CORPORATION

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AMENDED AND RESTATED BYLAWS

ARTICLE I - OFFICES

Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. The corporation may also have offices at such other places both within and outside of the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II - MEETINGS OF STOCKHOLDERS

Section 1. Annual and special meetings of stockholders may be held at such date, time and place, within or outside of the State of Delaware, or by means of remote communication (including solely by means of remote communication) pursuant to Section 211(a)(2) of the Delaware General Corporation Law (as amended, the “DGCL”), as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. The annual meeting of stockholders shall be held on such date as may be fixed by resolution of the board of directors, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. The board of directors may postpone, reschedule or cancel any annual meeting of stockholders. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly constituted annual or special meeting of stockholders and may not be effected by consent in writing of such stockholders.

Section 3. Notice, in writing or by electronic transmission, of the annual meeting shall be given to each stockholder entitled to vote, as determined pursuant to Sections 5 and 6 of Article VI, as of the record date for determining the stockholders entitled to notice of the meeting, not less than ten nor more than sixty days before the date of the meeting, except as otherwise provided herein or as required from time to time by the DGCL or the corporation's certificate of incorporation. Such notice shall state (a) the date, time and place (if any) thereof, (b) the means of remote communication (if any) by which stockholders and proxy holders may be deemed present in person and may vote at such meeting, and (c) the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting. All informalities or irregularities in any notice of meeting, or in the areas of credentials, proxies, quorums, voting, and similar matters, will be deemed waived if no objection is made before or at the meeting.

Section 4. Special meetings of stockholders, unless otherwise prescribed by statute or by the corporation's certificate of incorporation, may be called only by the Chairman of the Board or by the board of directors pursuant to a resolution adopted by a majority of the directors then in office. The board of directors may postpone, reschedule or cancel any special meeting of stockholders.

Section 5. Notice, in writing or by electronic transmission, of a special meeting of stockholders shall be given to each stockholder entitled to vote, as determined pursuant to Sections 5 and 6 of Article VI, as of the record date for determining the stockholders entitled to notice of the meeting, not less than ten nor more than sixty days before the date fixed for the meeting, except as otherwise provided herein or as required from time to time by the DGCL or the corporation's certificate of incorporation. Such notice shall state (a) the date, time, place (if any) and purpose thereof, (b) the means of remote communication (if any) by which stockholders and proxy holders may be deemed present in person and may vote at such meeting, and (c) the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting. All informalities or irregularities in any notice of meeting, or in the areas of credentials, proxies, quorums, voting, and similar matters, will be deemed waived if no objection is made before or at the meeting.

Section 6. Business transacted at any special meeting of stockholders shall be limited to the business stated in the corporation’s notice.

Section 7. The corporation shall prepare and make available or have prepared and made available, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of, and the number of shares registered in the name of, each stockholder. Nothing contained in this paragraph shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.

Section 8. The holders of a majority of the voting power of all of the shares of stock issued and outstanding and entitled to vote at a meeting of the stockholders, present in person or represented by proxy, shall constitute a quorum at such meeting for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. The chair of the meeting may adjourn or recess the meeting from time to time, whether or not there is a quorum. No notice of the time and place of the adjourned or recessed meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) and means of remote communication (if any) by which stockholders and proxy holders may be deemed present in person and vote at such adjourned or recessed meeting, need be given if the time and place, if any, thereof, and the means of remote communication, if any, are (a) announced at the meeting at which the adjournment or recess is taken, (b) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, or (c) set forth in the notice of meeting given in accordance with these Amended and Restated Bylaws (as further amended, restated or amended and restated, these “Bylaws”). If the adjournment or recess is for more than thirty days, a notice of the adjourned or recessed meeting shall be given to each stockholder of record entitled to vote at the meeting. The board of directors may fix a new record date for the adjourned or recessed meeting in accordance with Section 5 of Article VI of these Bylaws, and shall give notice of the adjourned or recessed meeting to each stockholder of record entitled to vote at such adjourned or recessed meeting as of the record date so fixed for notice of such adjourned or recessed meeting. If a meeting at which a quorum was established is adjourned or recessed, any business may be transacted at the adjourned or recessed meeting that might have been transacted at the meeting as originally notified. A quorum shall not be broken by the subsequent withdrawal of any stockholders.

Section 9.

(a) At a meeting at which a quorum is present, any matter to be decided by the stockholders other than an election of directors shall be decided by the majority of the votes cast with respect to such matter (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” such matter), unless the matter is one for which a different vote is required by express provision of the DGCL, the certificate of incorporation or these Bylaws, in which case such express provision shall govern.

(b) Except as otherwise provided in Section 9(c) below, in an election of directors at a meeting at which a quorum is present, a nominee for director shall be elected to the board of directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” such nominee’s election). An incumbent director who is not elected at such a meeting shall promptly tender such director’s resignation to the board of directors. Such director’s resignation shall be effective only upon the acceptance thereof by the board of directors, and such director shall continue in office until such resignation is accepted or, if not accepted, such director’s successor shall have been duly elected and qualified. The Governance

Committee shall consider the matter of the resignation and make a recommendation to the board of directors on whether to accept or reject the resignation within 45 days after the date of certification of the election results by the inspector of elections. The board of directors shall then consider such recommendation and all other factors it deems relevant and shall make a decision on the matter within 90 days after the date of such certification, and the corporation shall publicly disclose the board of directors’ decision. The director whose resignation was tendered shall not participate in the recommendation by the committee or the decision of the board of directors with respect to that director.

(c) Notwithstanding the provisions of Section 9(b) above, directors shall be elected by a plurality of the votes cast at any meeting at which a quorum is present and for which (i) the Secretary of the corporation has received one or more stockholder notices nominating at least one person for election to the board of directors in compliance with the advance notice requirements for stockholder nominations for director set forth in Section 13 of Article II of these Bylaws, and (ii) such nomination or nominations have not been withdrawn, so that, on the tenth (10th) day before the corporation first sends or distributes its notice for such meeting to the stockholders, the number of nominees for director is greater than the number of directors to be elected. An election by plurality vote means that the nominees receiving the greatest number of votes cast shall be elected.

Section 10. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted or acted on after three years from its date, unless the proxy provides for a longer period. Proxies may be authorized by an instrument in writing or by an electronic transmission permitted by law filed in accordance with the procedure established for the meeting. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section may be substituted or used in lieu of the original writing or transmission that could be used, provided that the copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Any proxy is suspended when the person executing the proxy is present at a meeting of the stockholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the Secretary or a person designated by the Secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular. The authorization of a proxy may, but need not, be limited to specified action; provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided, such proxy shall entitle the holders thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof. Any stockholder directly or indirectly soliciting proxies from other stockholders may use any proxy card color other than white, which shall be reserved for exclusive use of the board of directors.

Section 11. Prior to any meeting of stockholders, the Chairman of the Board, the Chief Executive Officer or the board of directors shall designate one or more inspectors of elections to act at such meeting or any adjournment thereof, and make a written report. The inspector or inspectors may, in the discretion of the Chairman of the Board, the Chief Executive Officer or the board of directors, be officers, employees or agents of the corporation, or independent individuals, corporations, partnerships, or other entities, or any combination thereof. The inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.

Section 12.

(a) Each stockholders' meeting will be called to order and thereafter chaired by the Chairman of the Board if there then is one, or if not, or if the Chairman of the Board is absent or so requests, then by the Lead Director if there then is one, or if not, or if the Lead Director is absent or so requests, then by the Chief Executive Officer. If none of the Chairman of the Board, the Lead Director or the Chief Executive Officer is available, then the meeting will be called to order and chaired by such other officer of the corporation as may be appointed by the board of directors. The Secretary (or in the Secretary’s absence an Assistant Secretary) of the corporation will act as secretary of each stockholders' meeting. If neither the Secretary nor an Assistant Secretary is in attendance, the chair of the meeting may appoint any person (whether a stockholder or not) to act as secretary of the meeting. The board of directors may make such rules, regulations and procedures for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Except to the extent inconsistent with any such rules, regulations and procedures established by the board of directors, the chair of the meeting will, among other things, have absolute authority to determine the order of business to be conducted at such meeting and to establish rules, regulations and procedures for, appoint personnel to assist in, preserving the orderly conduct of the business of the meeting (including any informal, or question and answer, portions thereof) and to do all such acts as, in the judgment of such chairperson, are necessary, appropriate or convenient. Any informational or other informal session of stockholders conducted under the auspices of the corporation after the conclusion of, or otherwise in conjunction with, any formal business meeting of the stockholders will be chaired by the same person who chairs the formal meeting, and the foregoing authority on such person’s part will extend to the conduct of such informal session. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules, regulations and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; (vi) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (vii) removal of any stockholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (viii) conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (ix) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (x) rules, regulations and procedures for compliance with any federal, state or local laws or regulations including those concerning safety, health or security; (xi) procedures (if any) requiring attendees to provide the corporation advance notice of their intent to attend the meeting; and (xii) any rules, regulations or procedures as the chair of the meeting may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. Unless and to the extent determined by the board of directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(b) The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors or the chair of the meeting after the closing of the polls unless the Delaware Court of Chancery upon application by a stockholder shall determine otherwise.

Section 13.

(a) At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. Nominations of persons for election to the board of directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the corporation's notice of meeting (or any supplement thereto), (ii) by or at the direction of the board of directors (or any duly authorized committee thereof), or (iii) by any stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 13 and through the date of such meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 13. For the avoidance of doubt, compliance with the foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations or propose business at an annual meeting of stockholders, other than business included in the corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”).

(b) For nominations or other business to be properly brought before an annual meeting by a Noticing Stockholder (as defined below) pursuant to Section 13(a)(iii) of this Article II:

(i) the Noticing Stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation,

(ii) the Noticing Stockholder must provide to the Secretary of the corporation any updates or supplements to such notice at the times and in the forms specified in this Section 13, and

(iii) in the case of business other than nominations, any such business must be a proper matter for stockholder action under Delaware law.

(c) For the Noticing Stockholder's notice described in Section 13(b) of this Article II to be timely, the notice shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business (as defined below) on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of (i) the ninetieth day prior to such annual meeting or (ii) the tenth day following the day on which Public Announcement (as defined below) of the date of such meeting is first made by the corporation. In no event shall an adjournment, recess, rescheduling, postponement or judicial stay of an annual meeting (or the Public Announcement thereof) commence a new time period (or extend any time period) for the giving of notice pursuant to this Section 13(c).

(d) To be in proper written form, the Noticing Stockholder's notice shall set forth:

(i) as to each person whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”):

(A) all information relating to such Proposed Nominee that would be required to be disclosed in a proxy statement or other filing made by any Proposing Person (as defined below) in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14(a) of the Exchange Act (whether or not such Proposing Person intends to deliver a proxy statement or conduct its own proxy solicitation);

(B) such Proposed Nominee’s written consent to being named in the corporation’s proxy statement and form of proxy as a nominee and to serving as a director if elected;

(C) a description of all direct and indirect compensation or other material monetary agreements, arrangements and understandings, written or oral, during the past three years, and any other material relationships, between or among any Proposing Person, on the one hand, and each Proposed Nominee and such Prospective Nominee’s respective affiliates and associates (each as defined below), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K as if any Proposing Person were the “registrant” for purposes of such rule and such Proposed Nominee were a director or executive officer of such registrant;

(D) a description of any business or personal interests that could reasonably be expected to place such Proposed Nominee in a potential conflict of interest with the corporation or any of its subsidiaries;

(E) a written questionnaire with respect to the background and qualifications of such Proposed Nominee, completed by such Proposed Nominee in the form required by the corporation (which form such Noticing Stockholder shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such Noticing Stockholder within ten days after receiving such request); and

(F) a written representation and agreement completed by such Proposed Nominee in the form required by the corporation (which form such Noticing Stockholder shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such Noticing Stockholder within ten days after receiving such request), providing that such Proposed Nominee: (1) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the corporation, with such Proposed Nominee’s fiduciary duties under applicable law; (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the corporation; (3) will, if elected as a director of the corporation, comply with all applicable rules of any securities exchanges upon which the corporation’s securities are listed, the certificate of incorporation, these Bylaws and all publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and other guidelines and policies of the corporation generally applicable to directors (which other guidelines and policies will be provided to such Proposed Nominee within five business days after the Secretary receives any written request therefor from such Proposed Nominee), and all applicable fiduciary duties under state law; (4) intends to serve a full term as a director of the corporation, if elected; and (5) will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading in any material respect.

(ii) as to any other business that the stockholder proposes to bring before the meeting:

(A) a reasonably brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

(B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the certificate of incorporation or these Bylaws, the text of the proposed amendment);

(C) any material interest in such business of any Proposing Person;

(D) a reasonably detailed description of all agreements, arrangements, understandings and relationships (1) between or among any of the Proposing Persons or (2) between or among any Proposing Person and any other person, including the name of such other person, in connection with the proposal of such business by such Noticing Stockholder; and

(E) all other information relating to the Proposing Persons or such business that would be required to be disclosed in a proxy statement or other filing made by any Proposing Person in connection with the contested solicitation of proxies in support of such proposed business pursuant to and in accordance with Section 14(a) of the Exchange Act (whether or not such Proposing Peron intends to deliver a proxy statement or conduct its own proxy solicitation);

(iii) as to each Proposing Person:

(A) the name and address of such Proposing Person (including, as applicable, as they appear on the corporation's books and records);

(B) the class, series and number of shares of each class or series of capital stock (if any) of the corporation that are owned, directly or indirectly, beneficially or of record (specifying the type of ownership) by such Proposing Person (including any class or series of shares of capital stock of the corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition); the date or dates on which such shares were acquired; the investment intent of such acquisition; and any pledge by such Proposing Person with respect to any of such shares;

(C) any Derivative Instrument (as defined below) to which such Proposing Person is a party or that is directly or indirectly beneficially owned by such Proposing Person, all of which Derivative Instruments shall be disclosed without regard to whether (1) any such Derivative Instrument conveys any voting rights in shares of any class or series of capital stock of the corporation to such Proposing Person, (2) any such Derivative Instrument is required to be, or is capable of being, settled through delivery of shares of any class or series of capital stock of the corporation, or (3) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such Derivative Instrument;

(D) any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the corporation), by security holdings or otherwise, of such Proposing Person in the corporation or any affiliate thereof, other than an interest arising from the ownership of corporation securities where such Proposing Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(E) a description of any proxy (other than a revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), contract, arrangement, understanding or relationship (1) pursuant to which any such Proposing Person has a right to vote, directly or indirectly, any security of the corporation or (2) with respect to the proposal or nomination, as applicable, or the voting of shares of any class or series of capital stock of the corporation between or among the Proposing Persons;

(F) any rights to dividends on the shares of the corporation owned beneficially directly or indirectly by such Proposing Person that are separated or separable from such underlying shares;

(G) any proportionate interest in any security of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which any such Proposing Person is (1) a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (2) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;

(H) a description of any performance-related fees (other than asset-based fees) that each such Proposing Person may directly or indirectly be entitled to based on any increase or decrease in the value of shares of any security of the corporation or Derivative Instruments (if any);

(I) any direct or indirect interest of such Proposing Person in any contract or arrangement with the corporation or any affiliate of the corporation (including any employment agreement, collective bargaining agreement or consulting agreement);

(J) a description of any material interest of such Proposing Person in the business proposed by such Noticing Stockholder, if any, or the election of any Proposed Nominee;

(K) a representation that (1) no Proposing Person has breached any contract or other agreement, arrangement or understanding with the corporation except as disclosed to the corporation pursuant hereto and (2) such Proposing Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 13;

(L) a complete and accurate description of any pending, or to such Proposing Person’s knowledge, threatened, legal proceeding in which such Proposing Person is a party or participant involving the corporation or, to such Proposing Person’s knowledge, any current or former officer, director, affiliate or associate of the corporation;

(M) a description of the investment strategy or objective, if any, of such Proposing Person who is not an individual and a copy of any presentation, document or marketing material provided to third parties (including investors and potential investors) to solicit an investment in such Noticing Stockholder or Proposing Person that contains or describes such Noticing Stockholder’s or Proposing Person’s investment thesis, plans or proposals with respect to the corporation;

(N) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such Proposing Person, or such Proposing Person’s associates, with respect to the corporation (regardless of whether such person or entity is actually required to file a Schedule 13D); and

(O) all other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14(a) of the Exchange Act(whether or not such Proposing Person intends to deliver a proxy statement or conduct its own proxy solicitation);

provided, however, that the disclosures in the foregoing subclauses (A) through (O) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner;

(iv) a statement as to whether or not any Proposing Person intends to, or is part of a group that intends to, (A) solicit proxies in support of the election of any Proposed Nominee in accordance with Rule 14a-19 under the Exchange Act or (B) otherwise engage in a solicitation (within the meaning of Rule 14a-1(l) under the Exchange Act) with respect to the business or nomination, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation;

(v) a representation that the Noticing Stockholder is a holder of record of stock of the corporation at the time of the giving of the notice and will be entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the proposed business or nomination specified in the notice and an acknowledgement that, if such Noticing Stockholder (or a Qualified Representative (as defined below) thereof) does not appear to present the Noticing Stockholder’s business or nomination at such meeting, the corporation need not present the Noticing Stockholder’s business or nomination for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation; and

(vi) identification of the names and addresses of other stockholders (including beneficial owners) known by such Noticing Stockholder to have provided financial support for the nomination(s) or other business proposal(s) submitted by such Noticing Stockholder and, to the extent known, the class and number of all shares of the corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s).

(e) In addition to the information required pursuant to the foregoing provisions of this Section 13 of this Article II, the corporation may require any Noticing Stockholder to furnish such other information as the corporation may reasonably require to determine the eligibility or suitability of a Proposed Nominee to serve as a director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Proposed Nominee, under the listing standards of each securities exchange upon which the corporation’s securities are listed, any applicable rules of the Securities and Exchange Commission (the “SEC”), any publicly disclosed standards used by the board in selecting nominees for election as a director and for determining and disclosing the independence of the corporation’s directors, including those applicable to a director’s service on any of the committees of the board, or the requirements of any other laws or regulations applicable to the corporation. If requested by the corporation, any supplemental information required under this Section 13(e) shall be provided by a Noticing Stockholder within ten (10) days after it has been requested by the corporation. The board of directors may require any Proposed Nominee to submit to interviews with the board of directors or any committee thereof, and such Proposed Nominee shall make himself or herself available for any such interviews within ten days following any reasonable request therefor from the board of directors or any committee thereof.

(f) Only such business as shall have been brought before the special meeting of the stockholders pursuant to the corporation’s notice of meeting shall be conducted at such meeting (or any supplement thereto). Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (or supplement thereto) only (i) by or at the direction of the board of directors or a duly authorized committee thereof or (ii) provided that the board of directors has determined that one or more directors are to be elected at such meeting pursuant to the corporation’s notice of meeting, by any stockholder of the corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 13(f) and who is a stockholder of record at the time such notice is delivered to the Secretary through the date of such meeting. For director nominations to be properly brought before such special meeting by a stockholder pursuant to the foregoing clause (ii), (A) the Noticing Stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation and (B) the Noticing Stockholder must provide to the Secretary of the corporation any updates or supplements to such notice at the times and in the forms specified in this Section 13. For the Noticing Stockholder's notice to be timely, the notice shall be received by the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of (x) the ninetieth day prior to such special meeting and (y) the tenth (10th) day following the day on which Public Announcement of the date of such meeting is first made by the corporation. To be in proper written form, such notice shall include all of the information required pursuant to Section 13(d) and Section 13(e) of this Article II, as if such notice were being submitted in connection with an annual meeting of stockholders. In no event shall an adjournment, recess, rescheduling, postponement or judicial stay of a special meeting (or the Public Announcement thereof) commence a new time period (or extend any time period) for the giving of notice pursuant to this Section 13(f).

(g) A Noticing Stockholder shall update or supplement such Noticing Stockholder’s notice provided pursuant to Section 13(b) or Section 13(f) of this Article II, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 13 shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the stockholders entitled to vote at the meeting is less than ten business days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be received by the Secretary at the principal executive offices of the corporation (i) not later than five business days after the record date for determining the stockholders entitled to notice of the meeting (in the case of the update and supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), (ii) not later than five business days prior to the date for the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof), and (iii) not later than five business days after the record date for determining the stockholders entitled to vote at the meeting, but not later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to made as of a date less than ten business days prior to the date of the meeting or any adjournment or postponement thereof). Any such update or supplement shall be made only to the extent that information has changed since such Noticing Stockholder’s prior submission and clearly identify the information that has changed since such Noticing Stockholder’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 13(g) shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 13 and shall not extend the time period for the delivery of notice pursuant to this Section 13. If a Noticing Stockholder fails to provide any written update or supplement in accordance with this Section 13(g), the information as to which such written update or supplement relates may be deemed not to have been provided in accordance with this Section 13.

(h) If any information submitted pursuant to this Section 13 shall be inaccurate in any material respect (as determined by the board of directors or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 13. The Noticing Stockholder shall notify the Secretary in writing at the principal executive offices of the corporation of any material inaccuracy or material change in any information submitted pursuant to this Section 13 (including if any Proposing Person no longer intends to solicit proxies in accordance with the representation made pursuant to Section 13(d)(iv)(A)) within two business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Noticing Stockholder. Upon written request of the Secretary on behalf of the board of directors (or a duly authorized committee thereof), the Noticing Stockholder shall provide, within seven business days after delivery of such request (or such longer period as may be specified in such request), (i) written verification, reasonably satisfactory to the board of directors, any committee thereof or any authorized officer of the corporation, to demonstrate the accuracy of any information submitted by the Noticing Stockholder pursuant to this Section

13 and (ii) a written affirmation of any information submitted by the Noticing Stockholder pursuant to this Section 13 as of an earlier date. If the Noticing Stockholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 13.

(i) Notwithstanding anything in this Section 13 of this Article II to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the corporation at least one hundred days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 13 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such Public Announcement is first made by the corporation.

(j) Only such persons who are nominated by the board of directors or in accordance with the procedures set forth in these Bylaws shall be eligible for election or reelection as directors and only such business shall be conducted at an annual meeting or special meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws. The number of nominees a stockholder may nominate for election at a meeting may not exceed the number of directors to be elected at such meeting, and for the avoidance of doubt, no stockholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in Section 13(c) or Section 13(f), as applicable. The chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in these Bylaws and, if the chair of the meeting (or the board of directors in advance of the meeting) determines that any proposed nomination or business is not in compliance with these Bylaws, the chair of the meeting or the board of directors shall declare to the meeting that such defective proposed business shall not be transacted or nomination shall be disregarded, and no vote shall be taken with respect to such proposal or nomination, as the case may be, notwithstanding that proxies with respect to such vote may have been received by the corporation. If the Noticing Stockholder (or a Qualified Representative thereof) does not appear at a meeting of stockholders to present the Noticing Stockholder’s nomination or proposal, as applicable, the nomination shall be disregarded or the proposed business shall not be transacted, and no vote shall be taken with respect to such nomination or proposal, as the case may be, notwithstanding that proxies in favor thereof may have been received by the corporation.

(k) Notwithstanding anything herein to the contrary, if (A) any Proposing Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any Proposed Nominee and (B) (1) such Proposing Person subsequently either (x) notifies the corporation that such Proposing Person no longer intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the corporation that such Proposing Person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence) and (2) no other Proposing Person that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such Proposed Nominee (x) to the corporation’s knowledge based on information provided pursuant to Rule 14a-19 under the Exchange Act or these Bylaws, still intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act and (y) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act and the requirements set forth in the following sentence, then the nomination of such Proposed Nominee shall be disregarded and no vote on the election of such Proposed Nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the corporation). Upon request by the corporation, if any Proposing Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, the Noticing Stockholder shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

(l) Any written notice, supplement, update or other information required to be delivered by a stockholder to the corporation pursuant to this Section 13 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the corporation’s principal executive offices.

(m) For purposes of these Bylaws:

(i) “affiliate” and “associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act;

(ii) “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act;

(iii) “close of business” shall mean 5:00 p.m. Eastern Time on any calendar day, whether or not the day is a business day;

(iv) “Derivative Instrument” means any agreement, arrangement or understanding, written or oral, (including any derivative, long or short position, profit interest, forward, future, swap, option, warrant, convertible security, stock appreciation right or similar right, hedging transaction, repurchase agreement or arrangement, borrowed or loaned shares and so-called “stock borrowing” agreement or arrangement) with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the corporation or with a value derived in whole or in part from the value of any class or series of shares of capital stock of the corporation, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the corporation, to transfer to or from any person or entity, in whole or in part, any of the economic consequences of ownership of any security of the corporation, to maintain, increase or decrease the voting power of any person or entity with respect to securities of the corporation or to provide any person or entity, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation and without regard to whether such agreement, arrangement or understanding is required to be reported on a Schedule 13D in accordance with the Exchange Act;

(v) “Noticing Stockholder” shall mean a stockholder providing notice pursuant Section 13(a)(iii) or Section 13(f)(ii) of this Article II;

(vi) “Proposing Person” shall mean, with respect to any Noticing Stockholder: (A) such Noticing Stockholder; (B) the beneficial owner or beneficial owners, if different from such Noticing Stockholder, on whose behalf the notice of the business or nomination proposed to be brought before the meeting is made; (C) any person directly or indirectly controlling, controlled by or under common control with such Noticing Stockholder (or, if different from such Noticing Stockholder, the beneficial owner or beneficial owners on whose behalf such notice is made); (D) any member of the immediate family of any individual described in the foregoing clause (A) or (B) sharing the same household; (E) any affiliate or associate of any person described in the foregoing clause (A), (B), (C) or (D); (F) any person who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act) with, or is otherwise known by, such Noticing Stockholder to be acting in concert with such Noticing Stockholder or any other Proposing Person with respect to the stock of the corporation; (G) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with any person described in the foregoing clause (A), (B), (C) or (D) with respect to any proposed business or nominations, as applicable; (H) any beneficial owner of shares of stock of the corporation owned of record by such Noticing Stockholder or any other Proposing Person (other than a stockholder that is a depositary); and (I) any Proposed Nominee.

(vii) “Public Announcement” shall mean disclosure (A) in a press release issued by the corporation in accordance with its customary press release procedures, that is reported by the Dow Jones News Service, Associated Press or a comparable national news service or is generally available on internet news sites, or (B) in a document publicly filed by the corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act; and

(viii) a “Qualified Representative” of a Noticing Stockholder shall mean (A) a duly authorized officer, manager or partner of such Noticing Stockholder or (B) a person authorized by a writing executed by such Noticing Stockholder (or a reliable reproduction or electronic transmission of such a writing) delivered by such Noticing Stockholder to the corporation prior to the making of any nomination or proposal at a stockholder meeting stating that such person is authorized to act for such Noticing Stockholder as proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of stockholders.

(l) Notwithstanding the foregoing provisions of this Section 13, a Noticing Stockholder shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 13. Nothing in this Section 13 shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.

ARTICLE III - BOARD OF DIRECTORS

GENERAL PROVISIONS

Section 1. The number of directors which shall constitute the whole board shall be not less than three nor more than twelve. Within the limits above specified, the number of directors shall be determined exclusively by resolution of the board of directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article, and each director elected shall hold office until such director’s successor is elected and qualified or such director’s earlier death, resignation or removal, or as otherwise provided in Section 9(b) of Article II.

Section 2. The board of directors shall designate one of its members Chairman of the Board. The Chairman of the Board may be the Chief Executive Officer. The Chairman of the Board shall preside at all meetings of the stockholders and the board of directors and shall have such other duties and powers as are specified in the corporation's certificate of incorporation and these Bylaws or as may be prescribed by the board of directors from time to time. The Chairman of the Board may be removed only by the board of directors in accordance with a resolution adopted by a majority of the directors then in office. If the Chairman of the Board is not an independent director, then a Lead Director shall be selected by and from the independent directors. The Lead Director shall preside at all executive sessions of the board of directors and any other meeting of the board of directors at which the Chairman of the Board is not present and have such duties and powers as may be specified in these Bylaws or otherwise prescribed by the board of directors from time to time.

Section 3. Subject to the rights of the holders of any class or series of preferred stock and to the requirements of law, unless the board of directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and the directors so chosen shall hold office for a term expiring at the next annual meeting of the stockholders and until their successors are duly elected and qualified or their earlier death, resignation or removal, or as otherwise provided in Section 9(b) of Article II. No decrease in the number of authorized directors constituting the board of directors shall shorten the term of any incumbent director.

Section 4. The business of the corporation shall be managed by or under the direction of the board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

Section 5. The board of directors of the corporation may hold meetings, both regular and special, either within or outside of the State of Delaware.

Section 6. Regular meetings of the board of directors may be fixed by resolution of the board of directors. Notice need not be given of regular meetings.

Section 7. Special meetings of the board of directors may be called by the Chairman of the Board, Lead Director, Chief Executive Officer or President on at least one day’s prior notice, or on such shorter notice as the person or persons calling the meeting may deem necessary or appropriate under the circumstances, to each director either by personal delivery or any means of electronic communication. Special meetings of the board of directors shall be called by the Chairman of the Board, Lead Director, Chief Executive Officer, President or Secretary on like notice on the written request of a majority of the directors then in office.

Section 8. At all meetings of the board of directors, or of any committee thereof, a majority of directors constituting the board of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors or of such committee except as may be otherwise specifically provided by statute, the certificate of incorporation or these Bylaws. If a quorum shall not be present at any meeting of the board of directors, or of any committee thereof, the members present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors or committee thereof need be specified in any waiver of notice of such meeting unless so required by law.

Section 9. Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting, if all members of the board or of such committee, as the case may be, consent thereto in writing (or by electronic transmission), and such writings and transmissions are filed with the minutes of proceedings of the board or committee.

Section 10. Unless otherwise provided by the certificate of incorporation or these Bylaws, members of the board of directors of the corporation, or any committee designated by the board of directors, may participate in a meeting of the board of directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 10 shall constitute presence in person at such meeting.

COMMITTEES OF THE BOARD OF DIRECTORS

Section 11. The board of directors may have or may from time to time establish by resolution of a majority of the directors then in office, one or more committees of the board of directors, each consisting of one or more directors of the corporation, subject to requirements of applicable law, regulations and the listing requirements of the New York Stock Exchange or such other securities market or exchange on which the corporation’s common stock may from time to time be listed or qualified for trading (collectively, the “Governing Rules”). Each of these committees, to the extent provided in the resolutions establishing such committee or these bylaws, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it, subject to the limitations set forth in the DGCL.

Section 12. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

COMPENSATION OF DIRECTORS

Section 13. The board of directors or a duly authorized committee thereof shall have the authority to determine how the directors will be compensated for their service. Such compensation may take any lawful form of compensation or consideration that is consistent with the Governing Rules. In addition, the directors shall be entitled to be reimbursed for their actual expenses incurred in attending all meetings of the board of directors or any committee of the board. Subject to the Governing Rules, no compensation of directors under this Section 13 shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE IV - NOTICES

Section 1. Notices given by the corporation shall be in writing or by electronic transmission. Notices shall be delivered to stockholders at the address appearing on the books of the corporation by any of the following methods: U.S. mail; personal delivery (including by courier service or messenger); electronic transmission (including by facsimile, electronic mail, posting to electronic networks, or as otherwise defined in and consistent with the provisions of Section 232 (or successor provision) of the DGCL); or other method permissible under the DGCL. Except as provided in Section 8 of Article III, notices shall be delivered to directors by any of the following methods: U.S. mail; personal delivery (including by courier service or messenger); electronic transmission (including facsimile, electronic mail or posting to electronic networks); or such other method as may be determined by resolution of the board of directors.

Section 2. Notice shall be deemed to be given to stockholders when the same shall be deposited in the mail, postage prepaid, upon delivery in the case of personal delivery, and as provided by the DGCL in the case of electronic transmission. Notice shall be deemed to be given to directors when the same shall be deposited in the mail, postage prepaid, upon delivery in the case of personal delivery, and upon transmission in the case of electronic transmission.

Section 3. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or waiver thereof by electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance at a meeting of stockholders, board of directors, or committees thereof as may from time to time be established, shall constitute a waiver of notice of such meeting, except when the stockholder, director or member of such committee attends the meeting for the express purpose of objecting, and does so object, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE V - OFFICERS

GENERAL PROVISIONS

Section 1. The officers of the corporation shall be elected by the board of directors and shall consist of a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as the board of directors may designate from time to time. The board of directors may also assign to any officers designations such as Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, Executive Vice President, Senior Vice President and other similar designations. Any two or more offices may be held by the same person, but no officer may act in more than one capacity where action of two or more officers is required.

Section 2. The board of directors or the Chief Executive Officer may appoint such assistant officers (such as assistant secretaries and assistant treasurers) as shall be deemed necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors or the Chief Executive Officer in accordance with these Bylaws.

Section 3. The officers of the corporation shall hold office until their successors are elected or appointed or until their earlier resignation, death, incapacity or removal. Except as otherwise provided in these Bylaws or in the certificate of incorporation, any officer or assistant officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors, and any assistant officer appointed by the Chief Executive Officer may be removed at any time by the Chief Executive Officer. At its discretion, the board of directors may leave any office vacant, for such period as it may deem appropriate, and may designate persons to serve as interim officers or assistant officers pending approval of permanent replacements.

CHIEF EXECUTIVE OFFICER

Section 4. The Chief Executive Officer shall be responsible for the general and active management of the business of the corporation and shall have all powers and duties commonly incident to the office of Chief Executive Officer. The Chief Executive Officer shall also perform such other duties as the board of directors may designate from time to time and shall see that all orders and resolutions of the board of directors are carried into effect. Subject to any limitations on such authority established by the board of directors, the Chief Executive Officer may execute contracts, certificates, filings with governmental entities, bonds, notes, mortgages and other documents or instruments except where required by law to be otherwise signed and executed, and provided that the signing and execution thereof may be delegated by the board of directors or the Chief Executive Officer to other officers or agents of the corporation.

PRESIDENT

Section 5. The President shall, after the Chief Executive Officer, be responsible for the general and active management of the business of the corporation. The President shall also perform such other duties as the board of directors or the Chief Executive Officer may designate from time to time and shall see that all orders and resolutions of the board of directors are carried into effect. Subject to any limitations on such authority established by the board of directors, the President may execute contracts, certificates, filings with governmental entities, bonds, notes, mortgages and other documents and instruments except where required by law to be otherwise signed and executed, and provided that the signing and execution thereof may be delegated by the board of directors to other officers or agents of the corporation. During the absence or disability of the Chief Executive Officer, or if there is no Chief Executive Officer, the President shall perform the duties and have the powers incident to the office of the Chief Executive Officer. In the event of an uncertainty or dispute as to whether the Chief Executive Officer is absent or disabled for purposes of this section, the board of directors shall make the final determination.

VICE PRESIDENTS

Section 6. The Vice Presidents shall perform such duties and have such powers as may be determined by the board of directors or the Chief Executive Officer, or in the absence of such determination, by the President. During the absence or disability of the President, the Vice Presidents in the order determined by the board of directors or the Chief Executive Officer shall perform the duties and have the powers incident to the office of the President.

SECRETARY AND ASSISTANT SECRETARIES

Section 7. The Secretary shall be responsible for the recordation of minutes of all meetings (or consents in lieu thereof) of the board of directors and committees of the board of directors and all meetings of the stockholders, and for preserving such minutes and consents in the permanent records of the corporation, and may issue certified copies to third parties of such minutes or consents, or portions thereof. The Secretary shall cause notice to be given of all meetings of the stockholders, board of directors and committees thereof, and shall perform such other duties and have such other powers as are incident to the office of Secretary or as may be determined by the board of directors or the Chief Executive Officer or, in the absence of such determination, by the President. The Secretary shall keep in safe custody the seal of the corporation, may affix the same to any instrument requiring it and may attest thereto.

Section 8. In the absence or disability of the Secretary or otherwise at the direction of the Chief Executive Officer, the President or the Secretary, an assistant secretary, or if there be more than one, the assistant secretaries, may exercise the duties and have the powers incident to the office of the Secretary. Any assistant secretary may affix the corporate seal and attest thereto and may attest the execution of documents on behalf of the corporation.

TREASURER AND ASSISTANT TREASURERS

Section 9. The Treasurer shall perform such duties and have such powers as may be determined by the board of directors or the Chief Executive Officer or, in the absence of such determination, by the President.

Section 10. In the absence or disability of the Treasurer or otherwise at the direction of the Chief Executive Officer, the President or the Treasurer, an assistant treasurer, or if there shall be more than one, the assistant treasurers, may exercise the duties and have the powers incident to the office of the Treasurer.

ARTICLE VI - STOCK

ISSUANCE OF STOCK

Section 1. The corporation is authorized to issue shares of stock, directly or through its agent, in certificated form as well as uncertificated form, including book-entry or other method of direct registration.

STOCK CERTIFICATES

Section 2. Every holder of stock in the corporation shall be entitled upon written request to have a certificate certifying the number of shares of the corporation owned by such holder and signed in the name of the corporation by any two officers from among the following: the Chief Executive Officer, the President, a Vice President, the Treasurer, the Secretary or any other officer authorized by the board of directors. Any or all the signatures on a certificate, including the signatures of the corporate officers, the transfer agent and/or the registrar, may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 3. Prior to issuing a replacement certificate in the case of loss of, damage to, or destruction of, an outstanding stock certificate, the corporation may require the owner or the owner’s legal representative to provide a bond sufficient to indemnify the corporation against any claim that may be made against it, or to comply with such other terms and conditions as the corporation may from time to time prescribe.

Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares of the corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation or its agent to issue new shares of the corporation, by certificate or in uncertificated form, to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

FIXING OF RECORD DATES

Section 5. For the purpose of determining the stockholders who shall be entitled to notice of any meeting of stockholders or any adjournment thereof, or to receive payment of any dividend or disbursement or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not precede the date on which the resolution fixing the record date is adopted and which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action described above. If the board fixes a record date for determining the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, such date shall also be the record date for determining the stockholders entitled to vote at such meeting, unless the board of directors determines at the time it fixes such record date that a later date on or before the date of the meeting shall be the date for determining the stockholders entitled to vote at such meeting. If no record date is fixed by the board of directors, the record date (a) for determining stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (b) for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the board of directors adopts a resolution relating thereto. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may instead fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix the same or an earlier date as the record date for stockholders entitled to notice of such adjourned meeting.

REGISTERED STOCKHOLDERS

Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of the corporation to receive dividends and disbursements, to vote or to receive allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII - GENERAL PROVISIONS

DIVIDENDS

Section 1. The board of directors may declare dividends upon the capital stock of the corporation, subject to any provisions of the certificate of incorporation, and the DGCL at any regular or special meeting of the board of directors. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to any provisions of the certificate of incorporation and the DGCL.

FISCAL YEAR

Section 2. The fiscal year of the corporation shall end on December 31 each year, or on such other date as may be fixed by resolution of the board of directors.

SEAL

Section 3. The corporate seal has inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ELECTRONIC TRANSMISSION

Section 4. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

SEVERABILITY

Section 5. If any provision or provisions of these Bylaws shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of these Bylaws (including, without limitation, each portion of any sentence containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons and circumstances shall not in any way be affected or impaired thereby.

ARTICLE VIII - DIRECTORS’ LIABILITY AND INDEMNIFICATION

DIRECTORS’ LIABILITY

Section 1. No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the DGCL is amended hereafter further to eliminate or limit the personal liability of directors, the liability of a director of this corporation shall be limited or eliminated to the fullest extent permitted by the DGCL as amended.

RIGHT TO INDEMNIFICATION

Section 2. Each person who was or is made a party to or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving (during his or her tenure as director and/or officer) at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such Proceeding is an alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL (or other applicable law), as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such Proceeding. Such director or officer shall have the right to be paid by the corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if the DGCL (or other applicable law) requires, the payment of such expenses in advance of the final disposition of any such Proceeding shall be made only upon receipt by the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that he or she is not entitled to be indemnified under this Article or otherwise.

RIGHT OF CLAIMANT TO BRING SUIT

Section 3. If a claim under Section 2 of this Article is not paid in full by the corporation within ninety (90) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, together with interest thereon, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim, including reasonable attorneys' fees incurred in connection therewith. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL (or other applicable law) for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (or of its board of directors, its directors who are not parties to the Proceeding with respect to which indemnification is claimed, its stockholders, or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL (or other applicable law), nor an actual determination by any such person or persons that such claimant has not met such applicable standard of conduct, shall be a defense to such action or create a presumption that the claimant has not met the applicable standard of conduct.

NON-EXCLUSIVITY OF RIGHTS

Section 4. The rights conferred by this Article shall not be exclusive of any other right which any director, officer, representative, employee or other agent may have or hereafter acquire under the DGCL or any other statute, or any provision contained in the certificate of incorporation or these Bylaws, or any agreement, or pursuant to a vote of stockholders or disinterested directors, or otherwise.

INSURANCE AND TRUST FUND

Section 5. In furtherance and not in limitation of the powers conferred by statute:

(a) the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of law; and

(b) the corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amount as may become necessary to effect indemnification as provided therein, or elsewhere.

INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION

Section 6. The corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, including the right to be paid by the corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent of the corporation to the fullest extent permitted by law.

AMENDMENT

Section 7. This Article VIII is also contained in Articles NINE and TEN of the corporation's certificate of incorporation, and accordingly, may be altered, amended or repealed only to the extent and at the time said Articles NINE and TEN are altered, amended or repealed. Any repeal or modification of this Article VIII shall not change the rights of an officer or director to indemnification with respect to any act or omission occurring prior to such repeal or modification.

ARTICLE IX - FORUM FOR ADJUDICATION OF CERTAIN DISPUTES

(a) Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for:

(i) any derivative action or proceeding brought on behalf of the corporation,

(ii) any action asserting a claim of breach of a fiduciary duty owed to the corporation or the corporation’s stockholders by any director, officer or other employee or agent of the corporation,

(iii) any action asserting a claim against the corporation or any director or officer or other employee or agent of the corporation arising pursuant to any provision of the DGCL, the corporation’s certificate of incorporation or these Bylaws (as either may be amended from time to time), or

(iv) any action asserting a claim against the corporation or any director or officer or other employee or agent of the corporation governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware), in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants. Any person or entity owning, purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of, and to have consented to, the provisions of this Article IX.

(b) If any action, the subject matter of which is within the scope of paragraph (a) above, is filed in a court other than the Court of Chancery of the State of Delaware, another court of the State of Delaware or the federal district court for the District of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to:

(i) the personal jurisdiction of the Court of Chancery of the State of Delaware, the other courts of the State of Delaware and the federal district court for the District of Delaware in connection with any action brought in any such court to enforce paragraph (a) above (an “Enforcement Action”), and

(ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

ARTICLE X - EMERGENCY BYLAWS

Section 1. This Article X shall be operative during any emergency resulting from an attack on the United States or on a locality in which the corporation conducts its business or customarily holds meetings of its board of directors or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe or other similar emergency condition (including, but not limited to, a pandemic or other hazards or causes commonly known as acts of God) as a result of which a quorum of the board of directors or a committee thereof cannot readily be convened for action (each an “Emergency”), notwithstanding any different or conflicting provision in the preceding Articles of these Bylaws or in the certificate of incorporation of the corporation. To the extent not inconsistent with the provisions of this Article, the Bylaws provided in the preceding Articles and the provisions of the certificate of incorporation of the corporation shall remain in effect during such Emergency, and upon termination of such Emergency, the provisions of this Article X shall cease to be operative unless and until another Emergency shall occur.

Section 2. During any Emergency, a meeting of the board of directors, or any committee thereof, may be called by any member of the board of directors, or any other officer reporting directly to the Chief Executive Officer (the “Designated Officers”). Notice of the place, date and time of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors or committee members and Designated Officers as, in the judgment of the person calling the meeting, it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit. As a result of any Emergency, the board of directors may determine that a meeting of stockholders not be held at any place, but instead be held solely by means of remote communication in accordance with the DGCL.

Section 3. At any meeting of the board of directors or any committee thereof called in accordance with Section 2 of this Article X, the presence or participation of three members of the board of directors or two committee members shall constitute a quorum for the transaction of business. If less than three members of the board of directors are available, the directors in attendance shall select additional directors, in whatever number is necessary to constitute a quorum at the meeting, from among the Designated Officers. The directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any committee of the board of directors as they shall deem advisable. In the event that no directors are able to attend a meeting of the board of directors, then the Designated Officers in attendance shall serve as directors for the meeting, without any additional quorum requirement and with full powers to act as directors of the corporation.

Section 4. At any meeting called in accordance with Section 2 of this Article X, the board of directors or the committees thereof, as the case may be, may modify, amend or add to the provisions of this Article X so as to make any provision that may be practical or necessary for the circumstances of the Emergency.

Section 5. The corporation may develop a contingency plan for the management of the corporation in the event of an Emergency. The contingency plan may be reviewed or modified by the board of directors from time to time as provided in this Article X.

Section 6. No officer, director or employee of the corporation acting in accordance with the provisions of this Article X shall be liable except for intentional misconduct.

Section 7. The provisions of this Article X shall be subject to repeal or change by further action of the board of directors or by action of the stockholders, but no such repeal or change shall modify the provisions of Section 6 of this Article X with regard to action taken prior to the time of such repeal or change.

ARTICLE XI - AMENDMENTS

The board of directors may adopt, amend or repeal these Bylaws. Any adoption, amendment or repeal of these Bylaws by the board of directors shall require the approval of a majority of the directors then in office. The stockholders shall also have power to adopt, amend or repeal these Bylaws. In addition to any vote of the holders of any class or series of stock of this corporation required by law or by the certificate of incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of voting stock, voting together as a single class, shall be required to adopt, amend or repeal any provision of these Bylaws.